UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Information Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ]    Soliciting Material Pursuant to §240.14a-12

COLORSTARS GROUP

(Name of Registrant as Specified In Its Charter)

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COLORSTARS GROUP

10F, No. 566 Jung Jeng Rd.

Sindian District , New Taipei City 231, Taiwan, R.O.C.

_______________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 26, 2014

_______________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

You are cordially invited to attend the Annual Meeting of Stockholders of ColorStars Group, which will be held on Wednesday November 26, 2014, at 2:00 p.m. CST at Room 2C, Floor 2, No. 213, Sec. 2, Beixin Road, Xindian District, New Taipei City, Taiwan, R.O.C, Taipei Innovation City Convention Center.  Stockholders will be asked to consider and vote upon the following matters at the annual meeting, which are described in the accompanying information statement:

1.                The election of three (3) directors, each to serve for a term of one (1) year or until his or her successor shall have been duly elected and qualified; and

2.                The transaction of such other business as may be properly brought before the meeting.

Stockholders of record of our Common Stock at the close of business on September 30, 2013 are entitled to notice of and to vote at the annual meeting and any and all adjournments or postponements thereof.

We are not soliciting proxies for this annual meeting. However, all stockholders are welcome to attend the meeting and vote in person or grant a proxy to another person to vote in their place.

COLORSTARS GROUP

2014 ANNUAL MEETING OF STOCKHOLDERS

2:00 P.M., CST, November 26, 2014

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

This Information Statement contains information related to the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of ColorStars Group, a Nevada corporation (the “Company”, “we”, “our”, and “us”) to be held at Room 2C, Floor 2, No. 213, Sec. 2, Beixin Road, Xindian District, New Taipei City, Taiwan, R.O.C, Taipei Innovation City Convention Center and at any adjournments or postponements thereof.   This Information Statement is expected to be mailed to stockholders on or about October 24, 2014 and the expenses incidental to the preparation and mailing of this Information Statement are being paid by the Company.

 This Information Statement, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2013 (the “Quarterly Reports”), and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Annual Report”) also are available on the internet at www.colorstarsgroup.com  and at www.otcmarkets.com  under the trading symbol CSTU. We are making this Information Statement available to our stockholders for use at the Annual Meeting. You should review this Information Statement in conjunction with the Company’s Quarterly Reports and 2013 Annual Report.

GENERAL INFORMATION

Meeting Information

The Annual Meeting of the Company will be held at Room 2C, Floor 2, No. 213, Sec. 2, Beixin Road, Xindian District, New Taipei City, Taiwan, R.O.C, Taipei Innovation City Convention Center

The sole proposal scheduled to be voted on is to elect three (3) directors for one-year terms.

Voting

The Board of Directors (the “Board”) of the Company has selected the close of business on September 30, 2014 (the “Record Date”) as the time for determining the holders of record of our Common Stock, par value $0.001 per share, that are entitled to notice of, and are entitled to vote at, the Annual Meeting or any adjournment or postponement thereof. Shares of Common Stock outstanding on the Record Date are the only securities that entitle holders to vote at the Annual Meeting or any adjournment or postponement thereof.

As of the Record Date, there were 67,448,890 shares of Common Stock issued and outstanding.

Each holder of our shares of Common Stock is entitled to one (1) vote per share on all matters to be voted upon by the stockholders, including the election of directors. The holders of shares of Common Stock have no preemptive, conversion, subscription or cumulative voting rights.

Stockholders holding our Common Stock of record as of the Record Date are welcome to vote in person at the meeting or grant a proxy to another person to vote in their place.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum. Abstentions are counted as present for the purpose of determining the presence of a quorum.

Votes Needed

Proposal: Election of Directors. The affirmative “for” vote of a plurality of the votes cast at the Annual Meeting is required for the election of each of the three (3) director nominees. You may vote “for” or “against” one or more director nominees or you may abstain from voting on one or more director nominees.  A properly executed ballot or proxy marked “abstain” as to the election of one or more director nominees will not be counted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Stockholders do not have the right to cumulate their votes for directors.

Other Matters

The Board does not know of any other matter that will be presented for stockholder consideration at the Annual Meeting other than the sole proposal described herein.

PROPOSAL

ELECTION OF DIRECTORS

At the Annual Meeting, three (3) nominees will be elected as directors.  Our Board currently consists of three (3) members, all of whom are standing for re-election at the Annual Meeting. The directors elected at the Annual Meeting will serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Our Board has nominated Mr. Wei-Rur Chen, Mr. Hsiu-Fu Liu, and Ms. Mei-Ying Chiu to stand for re-election at the Annual Meeting.

The following table sets forth information regarding each nominee for re-election as a director.

NAME	AGE	OFFICES HELD
Wei-Rur Chen	53	Chairman of the Board of Directors, President, Chief Executive Officer and Chief Financial Officer
Hsiu-Fu Liu	59	Director
Mei-Ying Chiu	61	Director and Secretary

WEI-RUR CHEN, age 53, has served as our Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer since 2003.  Prior to joining us, Mr. Chen was Executive Vice President of Primo Lite Co., Ltd. from 2002 to 2003, Executive Vice President of Tinya Engineering Co., Ltd. from 2000 to 2002, Vice President of Hi-Doer Power Co., Ltd. from 1997 to 2000, Manager of Sales and Marketing of Westinghouse Elec. from 1991 to 1997 and Manufacturing Engineer of Westinghouse Elec. from 1984 to 1989.  Mr. Chen earned a Master of Science, Industrial Engineering from Clemson University SC, USA in 1990 and resides in Taipei, Taiwan.

HSIU-FU LIU, age 59, has served as a Director on our Board since December 2008.  Mr. Liu currently serves as the chairman of Hsuhta Industrial Group, a company that owns and operates many precision plastic moulding and injection companies in Taiwan and China.  Mr. Liu graduated from Hsinchu Technical high school in 1973.

MEI-YING CHIU, age 61, has served as a Director on our Board and our Secretary since 2004.  Prior to joining us, Ms. Chiu was Vice President of Sales and Marketing for 5E Chemical Co., Ltd. from 2003 to 2004, Manager of Marketing for Tingya Engineering from 2001 to 2003, Project Manager for Stone & Webster Taiwan from 1999 to 2001 and Project Manager for Gibsin Engineering Co., Ltd. from 1980 to1997.  Ms. Chiu earned a Bachelor of Arts, Business Administration from Mingchuan University, Taiwan in 2001 and a Master’s degree of Executive Management of Business and Administration from Hong Kong Chinese University.

Directors

Our bylaws authorize no less than one (1) and no more than seven (7) directors.  We currently have three (3) directors.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our by-laws.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Significant Employees

We have no significant employees other than our officers.

Legal Proceedings

We are not currently involved in any legal proceedings nor do we have any knowledge of any threatened litigation.

Director or Officer Involvement in Certain Legal Proceedings

During the past ten (10) years, none of the following occurred with respect to one of our present or former directors or executive officers: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Material Proceedings Adverse to Company

No director, officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Transactions with Related Persons

During the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011, there were no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Board Committees

The Company currently has not established any committees of the Board. Our Board may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations. The entire Board performs all functions that would otherwise be performed by committees. Given the present size of our Board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our Board and allocate responsibilities accordingly.

Director and Executive Compensation

General

We reimburse our directors for expenses incurred in connection with attending Board meetings but we do not pay our directors fees or other cash compensation for services rendered as a director.

               We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans. No stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no equity incentive plans.

Employment Agreement

               On March 1, 2007, we entered into an employment agreement with our CEO, Mr. Wei-Rur Chen (the “Original Employment Agreement”). The Original Employment Agreement was for a term of five (5) years from the effective date, March 1, 2007.

               As the term of the Original Employment Agreement expired on March 1, 2012, we entered into a new employment agreement (the “Employment Agreement”) with Mr. Chen.

                The Employment Agreement has a term of five years from the effective date, March 1, 2012, subject to the termination provisions contained therein. Under the Employment Agreement, Mr. Chen shall have such authority and responsibility as may be assigned to him by the Board. Furthermore, under the Employment Agreement, Mr. Chen is subject to certain non-competition, non-solicitation and confidentiality covenants, the terms and conditions of which are described in further detail therein.

Pursuant to the Employment Agreement, Mr. Chen shall receive the following compensation in exchange for his services:

(i) an annual base salary in the amount of One Hundred Twenty Thousand and No/100 Dollars (US $120,000);

(ii) an annual bonus in the amount of Twenty Thousand and No/100 Dollars (US $20,000);

(iii) a vehicle allowance in the amount of Six Thousand and No/100 Dollars (US $6,000); and

(iv) stock options, in such amounts as determined by the Company following the Board’s approval of the Company’s annual financial statements.

In addition, in the event of an Acquisition (as such term is defined in the Employment Agreement) before February 28, 2017, Mr. Chen shall be paid an additional bonus of One Hundred Thousand and No/100 Dollars (US $100,000) and shall be awarded 50% below market valued stock options.  The stock options shall have an exercise period of two (2) years from the date of the award.

Mr. Chen shall also be entitled to participate in any and all deferred compensation, 401(k) or other retirement plans, medical insurance, dental insurance, group health, disability insurance, pension and other benefit plans that are made generally available by the Company to such executives who have similar responsibilities and perform similar functions as Mr. Chen.

Compensation Table

Our executive officers are currently earning compensation. Set forth in the chart below is the aggregate compensation for services rendered in all capacities to us during our fiscal years ended December 31, 2013, 2012 and 2011 by our executive officers. Except as indicated below, none of our executive officers were compensated in excess of $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($) (d)	Stock Awards ($)(e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compe-nsation ($) (i)	Total ($)(j)
Wei-Rur Chen, Chairman, CEO, and CFO	2013 2012 2011	$20,500 $24,000 $20,000	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	$20,500 $24,000 $20,000
Mei-Ying (Easter) Chiu, Secretary and Director	2013 2012 2011	$36,833 $40,000 $40,000	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	$36,833 $40,000 $40,000

Options/SAR Grants In the Last Fiscal Year

               None.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

               None.

Compensation Committee

At this time, we do not have a compensation committee. The salaries of our executive officers are determined by our Board. Our Board determines the compensation of our executive officers based on our financial and operating performance and success.  As we continue to grow, we may form a compensation committee charged with the oversight of our executive compensation plans, policies and programs, and the authority to determine and approve the compensation of our executive officers and make recommendations with respect to the same.

Audit Committee

We do not have a separate audit committee at this time.  The entire Board shall oversee our audits and auditing procedures.

Stockholder Communications

                 Currently, we do not have a policy with regard to the consideration of any director candidates recommended by stockholders. To date, no stockholders have made any such recommendations.

Risk Oversight

While our management is responsible for assessing and managing risks to the Company, the Board takes an active role, as a whole, in overseeing the material risks facing the Company, including operational, financial, legal and regulatory and strategic and reputational risks. Risks are considered in virtually every business decision and as part of the Company’s overall business strategy. The Board regularly engages in discussion of financial, legal, technological, economic and other risks. Because overseeing risk is an ongoing process that is inherent in the Company’s strategic decisions, our Board discusses risk throughout the year at other meetings in relation to specific proposed actions. Additionally, our Board exercises its risk oversight function in approving new product research and development projects, large marketing engagements, the annual budget and quarterly forecasts and in reviewing the Company’s long-range strategic and financial plans with management.

Attendance at Meetings

The Board held four (4) meetings during the fiscal year ended December 31, 2013.  Each incumbent director attended or participated in at least 75% of the aggregate of (1) the number of meetings of the Board held in the fiscal year 2013 during the period he or she served as a director and (2) the number of meetings of committees on which he or she served that were held during the period of his or her service.

The Board held four (4) meetings during the fiscal year ended December 31, 2012. Each incumbent director attended or participated in at least 75% of the aggregate of (1) the number of meetings of the Board held in the fiscal year 2012 during the period he or she served as a director and (2) the number of meetings of committees on which he or she served that were held during the period of his or her service.

The Company expects all directors to attend each annual meeting of stockholders, absent good reason.

Director Independence

We are not currently listed on any national securities exchange or quoted on an inter-dealer quotation system that has a requirement that certain of the members of the Board be independent. However, the Board has made a determination as to which of its members are independent. In evaluating the independence of its members, the Board utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards in audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

We believe that Mr. Hsiu-Fu Liu is currently an “independent” director as that term is defined in the listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards for audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Company’s Board, its executive officers, and persons who hold more than 10% of its outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which requires them to file reports with respect to their ownership of the Company’s common stock and their transactions in such common stock. Based upon the Company’s review of the Section 16(a) reports in its records for fiscal year 2012 transactions in the Company’s common stock, the Company believes that all reporting requirements under Section 16(a) for fiscal year 2012 were met in a timely manner by its directors, executive officers, and greater than 10% beneficial owners.

Security Ownership of Certain Beneficial Owners and Management of Company

  The following table lists, as of September 30, 2014 (the “Record Date”), the number of shares of our common stock that are beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Applicable percentage of ownership in the following table is based on 67,448,890 shares of common stock outstanding as of September 30, 2014.

Title of Class	Name and Address of Owner	Title	Amount of Beneficial Ownership	Percentage of Common Stock Owned
Common Stock	Wei-Rur Chen 7, Mayhua 1 st Road Sindian District, New Taipei City 231, Taiwan, R.O.C.	President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board	10,800,000	16.01%
Common Stock	Hsui-Fu Liu No. 232, Zhongzheng Rd., Shulin City, Taipei County 238, Taiwan, R.O.C.	Director	4,000,000	5.93%
Common Stock	Mei-Ying Chiu 9F, No. 568, Jung Jeng Rd. Sindian District, New Taipei City 231, Taiwan, R.O.C.	Secretary and Director	2,500,000	3.71%
Common Stock	Tsui-Ling Lee 7, Mayhua 1 st Road Sindian District, New Taipei City 231,Taiwan, R.O.C.	Shareholder	8,000,000	11.86%
Common Stock	Reuya International LTD (Wei-Rur Chen) 10F, No. 566 Jung Jeng Rd. Sindian District, New Taipei City 231, Taiwan, R.O.C.	Shareholder	11,620,000	17.23%
Common Stock	All executive officers and directors as a group (excluding Wei-Rur Chen’s ownership in Reuya International LTD)	Executive officers and directors as a group	17,300,000	25.65%

OTHER BUSINESS

Neither the Board nor management is aware of any matters to be presented at the Annual Meeting other than those referred to in the Notice of Annual Meeting and this Information Statement.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Unless we indicate otherwise, proposals that stockholders intend to present at the next annual meeting of stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934 and must be received at the principal executive offices of the Company located at 10F, No. 566 Jung Jeng Rd., Sindian District, New Taipei City 231, Taiwan, R.O.C. no later than 120 days prior to the date of the first anniversary of the mailing of the Information Statement for our 2014 Annual Stockholders Meeting.

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada General Corporation Law does not provide for dissenter’s rights in connection with the proposals presented herein.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any interest, direct or indirect, by security holdings or otherwise, in the foregoing proposals which are not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements.  You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us.  The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that could prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

RELIANCE ON INFORMATION

You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov .

Dated: October 18, 2014	By order of the Board of Directors /s/ Wei-Rur Chen By: Wei-Rur Chen Its: CEO, President, CFO and Chairman of the Board of Directors